CONFIDENTIAL INFORMATION, MARKED BY BRACKETS AND ASTERISKS ([***]), IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THIS OMITTED INFORMATION.

DEDICATED FRACTURING FLEET AGREEMENT

THIS DEDICATED FRACTURING FLEET AGREEMENT (the “Agreement”) is made effective November 1, 2013 (the “Effective Date”) by and between the parties herein designated as “Company” and “Contractor”:

Company: Inflection Energy LLC

Address:1200 17th Street, Suite 1350

Denver, CO 80202-5835

Contractor: U.S. Well Services, LLC

Address:  770 South Post Oak Lane, Suite 405

 Houston, TX 77056

IN CONSIDERATION of the mutual promises, changes conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, and the specifications and special provisions set forth in the exhibits attached hereto and made a part hereof, the parties hereto mutually agree as follows:

1.0	AGREEMENT AND TERM

1.1

Nature of Services. The Company hereby engages the Contractor to perform the Services set forth on Exhibit A.  The Contractor shall, at all times, faithfully, with due diligence and to the best of Contractor's ability, experience and talent, perform all the duties hereunder.  No waiver by Company of any of the terms, provisions or conditions hereof shall be effective unless said waiver shall be in writing and signed by an authorized officer or manager of Company. Except as otherwise provided in Exhibit A, Company shall not have the right to engage other persons, firms or entities to perform the same or similar Services as requested hereunder unless contractor is unable or unwilling to perform the services.  Company shall have the right to work with other firms outside of Lycoming County, PA.

1.2	Term. This Agreement shall commence on the Effective Date and remain in force and effect through December 31, 2014 (the “Term”), unless earlier terminated pursuant to the terms hereof.

1.3

Conflict.    If there are any conflicts between the provisions of this Agreement and any other agreement, whether written or oral, between Company and Contractor, the provisions of this Agreement shall control to the extent of the conflict, regardless of the relative dates of any documents.  It is expressly agreed that the terms of that certain Master Service Agreement dated January 18, 2013 between Company and Contractor shall not apply to the Services hereunder.

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2.0	INDEPENDENT RELATIONSHIP

In the performance of any work by Contractor for Company, Contractor shall be deemed to be an independent contractor, with the authority and right to direct and control all of the details of the work, Company being interested only in the results obtained. However, all work shall meet the approval of Company and shall be subject to the general right of inspection. Company shall have no right or authority to supervise or give instructions to the employees, agents, or representatives of Contractor, and such employees, agents, or representatives at all times shall be under the direct and sole supervision and control of Contractor. Any suggestions, advice or directions given by Company or its employees to Contractor or its employees shall in no way establish or be evidence of an intent to create a master and servant or principal and agent relationship between Company and Contractor. It is the understanding and intention of the parties hereto that no relationship of master and servant or principal and agent shall exist between Company and the employees, agents, or representatives of Contractor, and that all work or services covered hereby shall be performed at the sole risk of Contractor.

3.0	INSURANCE

At any and all times during the term of this Agreement, to support the indemnification provisions in this Agreement, but as a separate and independent obligation, Contractor shall maintain, with an insurance company or companies authorized to do business in the state where the Services are to be performed, insurance coverage of the kind, in the minimum amounts, and under the terms required by Company on the Required Limits of Insurance attached hereto, marked Exhibit B and shall provide evidence of such insurance coverage by furnishing to Company a Certificate of Insurance. The provisions of this Article 3.0 shall in no way limit any indemnity obligations of Contractor or Company, and the limits and coverages of any insurance obtained by either party shall in no way limit the liabilities or obligations assumed by such Party pursuant to this Agreement.

3.1	If Contractor is a sole proprietor, Contractor must make the following election:

__________ I elect to be excluded from Workers' Compensation coverage as a Sole Proprietor under state law. I further certify that I will provide an insurance certificate evidencing Workers' Compensation insurance should I hire other parties to perform any services on my behalf for Company.

__________ I elect to be covered under Workers' Compensation insurance as a Sole Proprietor. A Certificate of Insurance evidencing Workers' Compensation coverage is attached.

4.0	COMPENSATION

4.1

Compensation. The full compensation due Contractor shall be as specified on Exhibit A, unless alternate arrangements have been submitted and mutually agreed to by Company and Contractor in writing, and shall be

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inclusive of all labor, equipment, materials, supplies, tools, and supervision provided by Contractor and all other expenses incurred by Contractor.

4.2

Payment Procedure. Contractor shall keep and maintain daily time sheets and/or invoices relating to all Services performed hereunder. Company shall have the right, at all times, to review and audit all of Contractor's time sheets and invoices related to the Services. All daily time sheets for labor, and invoices for materials and equipment must be approved by a Company representative. Based upon the time sheets and invoices, and in accordance with Exhibit A, Contractor shall submit a monthly statement and supporting documentation that the Company may reasonably request, including without limitation, lien waivers from subcontractors and from suppliers that delivered materials directly to the site where the Services are performed, and documentation establishing that the percentage of the work represented on the Application for Payment has been completed in full compliance with this Agreement. Such invoice shall specify the site for which the Services were performed or rendered. The Company will review the Contractor's Applications for Payment and will promptly approve them or else indicate, in writing, items of disapproval and approve all other items. In taking action on the Contractor's Applications for Payment, the Company shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that it has made audits of the supporting data or any examination to ascertain how or for what purposes the Contractor has used the monies previously paid under this Agreement.

4.3	Payment. Company shall pay Contractor all undisputed invoiced amounts within 30 days of receipt of Contractor's invoice.

5.0	INDEMNITY AND WARRANTY

5.1

It is agreed by both Company and Contractor that certain responsibilities and liabilities for personal injuries, bodily injuries, death and property damage arising out of the performance of this Agreement should be allocated between them in order to avoid protracted litigation. Such sums shall be allocated between Company and Contractor, along with the associated legal expenses, and insurance may be arranged by each party as necessary to protect them against these exposures to loss. The following sets out the specifics of the agreements between Company and Contractor as to the allocation of the responsibilities and liabilities. As used in this Article 5.0, the following terms shall have the following meanings, whether or not capitalized in use:

a. “Company Group”  shall mean, individually or in any combination, Company, its parent, affiliate, and subsidiary entities, its and their joint venturers, joint interest owners, partners, co-owners, co-lessees, contractors and subcontractors of any tier (other than Contractor and its subcontractors) and the respective directors, officers, agents, representatives, employees and

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invitees of all of the foregoing.

b. “Contractor Group”  shall mean, individually or in any combination, Contractor, the Contractor's parent, affiliate, and subsidiary entities, and subcontractors of any tier, and each of their respective directors, officers, agents, representatives, employees and invitees.

c. “Defend”  shall mean the obligation of the indemnitor at the indemnitees' election (i) to defend the indemnitees at the indemnitor's sole expense or (ii) to reimburse the indemnitees for the indemnitees' reasonable expenses incurred in defending themselves. Notwithstanding the indemnitees' election of option (i) above, the indemnitees shall be entitled to participate in their defense at the indemnitee's sole cost. All obligations to defend shall include the obligation to reimburse the indemnitee for its reasonable expenses incurred in enforcing the indemnity, release, or protection obligations of this Agreement.

d. “Losses”  shall mean claims, demands, causes of action, legal proceedings, losses, liabilities, fines, penalties, indemnity obligations, costs, damages or expenses of any kind and character (including attorney's fees and other legal expenses and punitive, exemplary and the multiplied portion of multiplied damages).

e. “REGARDLESS OF FAULT” SHALL MEAN WITHOUT REGARD TO THE CAUSE(S) THEREOF INCLUDING, WITHOUT LIMITATION, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, IMPERFECTION OF MATERIAL, DEFECT OR FAILURE OF EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF STATUTORY DUTY, BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OF ANY PERSON OR PARTY, INCLUDING THE INDEMNIFIED PARTY OR PARTIES, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY, BUT EXPRESSLY NOT INCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE INDEMNIFIED PARTY OR GROUP.

5.1

Contractor’s General Indemnity. Contractor shall release Company Group from any liability for, and shall protect, Defend and indemnify Company Group from and against all Losses, without limit and REGARDLESS OF FAULT, arising in connection herewith in favor of Contractor Group and Contractor Group's employees on account of bodily injury, death, or damage to property.

5.2

Company’s General Indemnity.  Company shall release Contractor Group from any liability for, and shall protect, Defend and indemnify Contractor Group from and against all Losses, without limit and REGARDLESS OF

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FAULT, arising in connection herewith in favor of Company Group and Company Group's employees on account of bodily injury, death or damage to property.

5.3

Contractor’s Pollution Indemnity.  Subject to the indemnity obligations contained in Sections 5.2 and 5.3, but notwithstanding anything to the contrary in the other provisions of this Agreement, Contractor shall be responsible for and assume all liability for and shall release, protect, defend, indemnify, and hold harmless Company Group from and against Losses for the cost of cleanup and/or remediation of pollution and/or unauthorized release or discharge (including but not limited to any spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, or disposing into the environment) of any substance, material, sewage, compound, mixture, pollutant, or contaminant, which originates from Contractor Group’s property and is in the sole care, custody and control of Contractor Group, REGARDLESS OF FAULT.

5.4

Company’s Pollution Indemnity.  Subject to the indemnity obligations contained in Sections 5.2 and 5.3, but notwithstanding anything to the contrary in the other provisions of this Agreement, Company shall be responsible for and assume all liability for and shall release, protect, defend, indemnify, and hold harmless Contractor Group from and against (i) Losses for the cost of cleanup and/or remediation of pollution and/or unauthorized release or discharge (including but not limited to any spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, or disposing into the environment) of any substance, material, sewage, compound, mixture, pollutant, or containment, which originates from Company Group’s property and (ii) all other Losses arising out of or relating to pollution or contamination which occurs at Company’s worksite and results from all other causes not listed in Section 5.4; in each case, REGARDLESS OF FAULT.

5.5

Contractor’s Equipment.  Notwithstanding anything herein to the contrary, if Contractor’s downhole equipment is damaged or lost in the well below the rotary table, then Company shall be liable to Contractor for the lesser of the repair cost or actual cash value of the lost or damaged equipment.  To the extent that insurance proceeds to any member of Contractor Group reduce the financial loss due to the lost or damaged equipment, the loss or damage shall be born and provided for in said insurance or coverage agreement. Company’s liability for any such damaged or lost downhole equipment shall be limited to the lesser of (a) substantiated repair cost, or (b) actual cash value, provided that Contractor reasonably establishes the date of purchase or manufacture.

5.6

Catastrophic Losses.  Notwithstanding anything herein to the contrary, Contractor Group shall not be liable for and Company shall release, protect, defend, indemnify and hold harmless Contractor Group from and against any and all Losses resulting from:  (i) radioactivity at Company’s worksite, (ii) reservoir or underground damage, including, without limitation, loss of oil, gas, other

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mineral substances, water, and the wellbore, including the costs for any re-drilling, sidetracking, fishing or re-working, (iii) subsurface trespass or any action in the nature thereof, and (iv) fire, explosion, wild well and/or blowout, including, without limitation, the costs of controlling, cleaning and removal of each of the foregoing uncontrolled well conditions; in each case, REGARDLESS OF FAULT.

5.7

Intellectual Property.  Contractor represents and warrants that it owns or has the right to use any and all equipment, tools, materials, computer software or hardware, data, trade secrets and know-how used by Contractor in connection with services provided to Company. Contractor represents and warrants that such use does not violate or infringe on any patents issued or applied for or on licenses of other parties. Contractor further represents and warrants that such use does not constitute, directly or indirectly, the theft or misappropriation of any third parties' trade secrets. Contractor agrees to indemnify, defend, and hold harmless Company from any and all claims, demands, and causes of action of every kind and character in favor of or made by a patentee, licensee, or claimant of any rights or priority to such tool or equipment or the use or construction thereof, that may result from or arise out of furnishing or using any such tool or equipment by Contractor in connection with the Services, or that otherwise arise from or are related to any breach of the foregoing representations and warranties.

5.8

Warranty.  Contractor represents and warrants that it is qualified (including, without limitation, holding all requisite licenses) and experienced to perform the Services hereunder. Contractor warrants and guarantees to Company that all equipment, materials, labor, workmanship, other services and other items furnished under this Agreement shall be of a quality currently acceptable in the trade, and free from defective workmanship and defects. The foregoing warranty shall apply to all claims of which Company gives notice to Contractor prior to Contactor’s departure from the worksite.

5.9

Chemicals and Other Substances.    The handling and disposal of any chemical, including but not limited to, used chemicals or waste or by-products, emulsion, or chemically treated fluids (such as drilling fluids, completion fluids, displacement fluids, wellbore fluids, wellbore treatments, stimulation fluids, chemicals, etc.), cuttings, carvings or other substances resulting from Contractor’s performance under this Agreement (“Chemicals”) become the sole responsibility of Company when such Chemicals are returned to the surface of the land or sea from below the rotary table.  Company agrees that Chemicals in the care, custody or control of any member of Company Group will be stored, transported and/or disposed of in accordance with all applicable laws and regulations at Company’s sole risk and expense.  Company hereby waives, releases and agrees not to assert any claim or bring any cost recovery action against Contractor in connection with Company Group’s use, custody, storage, transportation or disposal of Chemicals, under any common law theories or applicable laws and regulations, now existing or

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hereinafter enacted, without regard to the cause or causes thereof, strict liability or the negligence of any party.

5.10

Each party shall notify the other party immediately of any claim, demand, or suit that may be presented to or served upon it by any party arising out of or as a result of Services performed pursuant hereto, affording such other party full opportunity to assume the defense of such claim, demand or suit and to protect itself under the obligations of this indemnity section of the Agreement. Each party covenants and agrees to support the indemnities in this Agreement by available liability insurance coverage.

5.11

In the event that this Agreement is subject to the indemnity limitations of any applicable State law, and so long as that law is in force, then it is agreed that the above obligations to indemnify are limited to the extent allowed by law.

5.12

For claims indemnified under this Section made against any person or entity by an employee of the Contractor or Company, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Section shall not be limited by or to the amount or type of damages, compensation or benefits payable by or for the indemnitor under Workers' Compensation acts, disability benefit acts or other employee benefit acts.

5.13

The indemnity provisions of this Agreement shall apply to any and all work performed, services rendered or material supplied by Contractor on behalf of Company in respect of the Services described hereunder.

5.14

The indemnity obligations under this Agreement shall be supported by liability insurance obtained for the benefit of the other party and its Group with minimum limits and coverages not less than those required to be obtained pursuant to Article 3.0 and Exhibit B.  The parties agree that their indemnity obligations hereunder are not intended to be limited by any insurance requirements except to the extent mandated by applicable law and that the insurance requirements and the indemnity provisions shall be separate and distinct obligations and shall be separately and independently enforceable.

5.15

Neither party shall be liable to the other for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise, REGARDLESS OF FAULT, except to the extent that such damages are awarded to a third party with respect to which a party hereto has an indemnity obligation under this Agreement.

5.16	Notwithstanding anything to the contrary herein, the indemnity provisions of this Agreement shall not apply to the extent of any gross negligence or willful misconduct of an indemnified party.

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6.0	NON-DISCLOSURE

Contractor recognizes and acknowledges that the Company's proprietary or confidential information relating to the projects for which Contractor may provide services hereunder, including, but not limited to, financial information and information pertaining to the Company's prospects, operations, business plans, practices and projects used by the Company in its business or developed by Contractor in performing its services under this Agreement (hereafter “Confidential Information”) are valuable and unique assets of the Company. Contractor will not disclose Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent or authorization of Company, during the full term of this Agreement and for a period of three (3) years after the expiration or termination of this Agreement. Upon termination of Contractor's services hereunder, Contractor shall neither take nor retain any Confidential Information or copies thereof without approval of Company.

7.0	TAXES AND CLAIMS

7.1	Contractor agrees to pay all taxes, licenses, and fees levied or assessed on Contractor in connection with or incidental to the performance of the Agreement by any governmental agency.

7.2

Contractor agrees to pay all claims for labor, materials, services, and supplies furnished by Contractor hereunder and agrees to allow no lien or charge to be fixed upon property of Company (except liens for Company’s non-payment of undisputed amounts hereunder). Contractor agrees to indemnify, protect, defend and hold harmless Company from and against all such claims or indebtedness incurred by Contractor in connection with the Services as provided hereunder. It is agreed that Company shall have the right to pay any such claims or indebtedness out of any money due or to become due to Contractor hereunder.

7.3

Before payments are made by Company to Contractor, Company may require Contractor to furnish proof that there are no unsatisfied claims for labor, materials, equipment and supplies or for injuries to persons or property not covered by insurance.

8.0	AUDIT

Company shall have the right to audit Contractor's books and records relating to all invoices issued and all expenses incurred pursuant to this Agreement, for two (2) years following the end of the Term.

9.0	SAFETY, HEALTH & ACCIDENT PREVENTION

Contractors and subcontractors have an express responsibility for the establishment of an

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effective safety program to prevent exposures to hazardous, unsanitary, or unhealthy working conditions, per OSHA, EPA, DOT or other related codes. Clear communication of Company's safety expectations is required to assure that all contractors understand their safety obligations as mandated by government regulations and company policies.

Listed below are the Company's requirements for outside Contractor's management of project safety:

9.1	Contractor shall adhere strictly to all local, state, OSHA, EPA & DOT regulations.

9.2	Contractor shall adhere to all Company General Contractor Safety Rules, from time to time furnished to Contractor, as well as “site-specific” safety requirements

9.3

Company officials are not responsible for Contractor's compliance with any applicable safety requirements, but are empowered to stop any activities of Contractor that are considered non-compliant or dangerous.

9.4Drug-free Workplace.  Contractor understands that Company maintains a drug free workplace as required by law. Contractor agrees that any failure to comply with Company's standards, policies, and procedures for maintaining a drug-free workplace is a material breach of this Agreement and constitutes grounds for immediate termination of this Agreement by Company.

9.5   Contractor is to provide Company with verification that their employees are properly qualified to perform specialized job tasks, i.e., mobile equipment operators, welders, electricians, etc. Verification may be provided by certifications/licenses or training records.

9.6Contractor is required to obtain authorization/permits from Company before performance of hot-work, confined space entry, excavation, trenching, crane operations, utility tie-ins or process line breaks.

9.7    Contractor shall ensure that all of its employees or other personnel designated by Contractor to provide any portions of the services hereunder are medically and physically fit to perform job tasks and that performance of job tasks will not exacerbate any existing physical or mental health problems or subject them or any other persons to inordinate or undue health or safety risks.

10.0	EARLY TERMINATION

10.1	By Company. Company shall have no right to terminate this Agreement except as follows:

(a)

In the event Company provides Contractor written notice that Contractor is in material breach of this Agreement, Contractor will have thirty (30)

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days from receipt of written notice to cure the instance of such breach.  If Contractor fails to cure such breach within thirty (30) days of written notice, Company may terminate the Agreement. Company shall be obligated to pay Contractor amounts due for Services performed in accordance with this Agreement.

(b)

In the event Contractor becomes insolvent, or be adjudicated bankrupt, or file, by way of petition or anger, a debtor’s petition or other pleading seeking adjustment of Contractor’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Contractor, or in case a receiver be appointed of Contractor or Contractor’s property, or any part thereof, or Contractor’s affairs be placed in the hands of a creditor’s committee, Company may terminate the Agreement on ten (10) days’ notice and Company shall be obligated to pay Contractor only amounts due for Services performed in accordance with this Agreement through the end of the notice period.

10.2	By Contractor. Contractor has no right to terminate this Agreement except as follows:

(a)

In the event Company does not pay Contractor within three (3) days of written notice to Company that Company has not paid Contractor all undisputed items due and owing within the time specified in Section 4.3, Contractor may terminate this Agreement and Company shall pay Contractor all outstanding amounts due, plus any third party costs necessarily and actually incurred by Contractor as a direct result of such termination.

(b)

In the event Company shall become insolvent, or be adjudicated bankrupt, or file, by way of petition or answer, a debtor’s petition or other pleading seeking adjustment of Company’s debts, under any bankruptcy or debtor’s relief laws now or hereafter prevailing, or if any such be filed against Company, or in case a receiver be appointed of Company or Company’s property, or any part thereof or Company’s affairs be placed in the hands of a creditor’s committee,  Contractor may terminate the Agreement on ten (10) days’ notice  and Company shall be obligated to pay Contractor only amounts due for Services performed in accordance with this Agreement through the end of the notice period.

11.0	MISCELLANEOUS

11.1

Laws to be Observed and Controlling Law. Contractor shall comply with all federal, state, and local laws, ordinances, and regulations affecting the Services to be performed under this Agreement. This Agreement shall be construed in accordance with the laws of the State of Texas without regard to choice of law principles.

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11.2	Assignment. This Agreement may not be assigned or sub-let by Contractor in whole or in part without the prior written consent of Company.

11.3

No Authority to Bind Company. Contractor understands and agrees that Contractor has no authority, and shall not represent that it has authority, to bind Company to any contract, agreement or similar obligations.

11.4	Agreement. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assignees of parties.

11.5	Survival. All indemnity provisions of this Agreement shall survive termination, expiration, or cancellation of the Agreement.

12.0	EXHIBITS

The following Exhibits are attached hereto and are made a part of this Agreement for all purposes:

Exhibit A --- Dedicated Fracturing Fleet Services

Exhibit B --- Required Limits of Insurance

Exhibit C --- Contractor's Certificates of Insurance

IN WITNESS WHEREOF, the parties hereto have executed this Agreement upon the date shown below but effective as of the Effective Date, in several counterparts, each of which shall be considered as an original.

Contractor: US Well Services, LLC            Company: Inflection Energy LLC

   /s/ Brian Stewart                  /s/ Salar Nabavian

Brian StewartSalar Nabavian

President and CEOV.P. of Engineering and Strategic Planning

   September 19, 2013    September 23, 2013

Date   Date

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EXHIBIT A
DEDICATED FRACTURING FLEET SERVICES

1.Dedicated Fleet.  During the Term, Contactor agrees to provide a dedicated fleet, which shall be comprised of the equipment and materials described in Company’s bid proposal dated July 26, 2013, attached hereto as Exhibit A-1 (“Bid Proposal”), labor and maintenance (collectively, the “Dedicated Fleet”) to perform hydraulic fracturing services (“Services”) to complete the Minimum Stages under the terms and conditions herein, and, except as provided in Paragraph 3 below, Company agrees that it shall not use any fracturing services contractor other than Contractor during the Term. Company understands that this Dedicated Fleet is foregoing other services Contractor could assign to it while dedicated to Company during the Term.  In the event Company fails to utilize the Dedicated Fleet for the Minimum Stages, Company shall pay the Dedicated Fleet Charge described below.  Contractor shall give Company the option to extend the term for [***] days at contract pricing plus [***]% in order to meet the minimum stage count of [***], if necessary.
1.

Minimum Stages.    Company shall provide a minimum of [***] stages during the Term (“Minimum Stages”).  If Company does not provide Contractor the Minimum Stages, then $[***] per stage for any stages less than the Minimum Stages shall be owed by Company to Contractor (“Dedicated Fleet Charge”).  If at any time during the Term prior to the completion of the Minimum Stages (i) there occurs a stoppage of Services at the direction of Company or (ii) Company will not be able to fully utilize the Dedicated Fleet or any portion thereof in the reasonable judgment of Contractor and Company, then Contractor shall be permitted to perform services using the Dedicated Fleet or any portion thereof for another company to the extent such performance does not compromise Company’s fracturing schedule, and any stages completed by the Dedicated Fleet for another company shall count towards the Minimum Stages.  Contractor shall provide a minimum of [***] stages during the Term (“Minimum Stages”).  If Contractor does not provide Company the Minimum Stages, then $[***] per stage for any stages less than the Minimum Stages shall be owed by Contractor to Company (“Dedicated Fleet Charge”).

2.

Additional Stages.  In the event that Company has provided the Minimum Stages and requires additional stages during the Term, and Contractor’s Dedicated Fleet is then available for use by Company, Company agrees to use the Dedicated Fleet under the terms and conditions herein for such additional stages.  Contractor agrees that it shall not relocate to another company in the event that Company uses the Dedicated Fleet to complete additional stages. If Company meets Minimum Stage Requirement, Company shall have the option to extend the terms and conditions of this contract for either [***] days or [***] additional stages with a written request to Contractor [***] days prior to term expiration and Contractor consent.

3.	Rates.
(a)

Mobilization.  The mobilization rate shall be as set forth on the Bid Proposal and shall be the price paid by Company to Contractor for Services during the Term.  Mobilization charges will apply to the first stage of each pad and are detailed in Exhibit C on the “Cost Estimate per stage -1” page.  Mobilization charges that apply are detailed as line items [***].

(b)

Operating Rate. The operating rate shall be as set forth on the Bid Proposal and shall be the price paid by Company to Contractor for Services during the Term.  The rate

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

will begin when the fleet is positioned and ready to commence operations and will cease when the stage/well is completed and at such time new mobilization rates shall commence.  The operating rate is defined in the bid proposal cost estimates as the [***] of $[***] per stage.  Other charges are outlined in the bid proposal cost estimates and amounts will vary dependent upon job size, job design, etc.

(c)

Force Majeure Rate. $[***] per day for any continuous period (not to exceed [***]) that normal operations are suspended or cannot be carried on due to a Force Majeure Event; provided, however, if Contractor is reasonably able to, it shall relocate to another location of Company or to another company, so long as said relocation does not displace another fleet (of Contractor or another fracturing services contractor employed by Company). Any relocation is expressly subject to a revision in rates if necessary as mutually agreed by the parties or to a payment of the difference in costs and relocation fees. Company shall not owe a Force Majeure Rate during the time when Services (or services for another company) are performed at the other location.  Company can receive a credit of $[***] per stage for each stage in excess of the [***] stage minimum, up to an amount equal to [***]% of the total Force Majeure Payments made.

As used herein, a “Force Majeure Event” is an event beyond the reasonable control of the party claiming force majeure relief, including an Act of God, war (declared or undeclared), insurrection (not of labor pool) revolution, rebellion (not of labor pool) or civil strife, piracy, civil war or hostile action, terrorist acts, riots, acts of public enemies, and governmental/regulatory actions (including governmental moratorium of the Services), but shall not include (i) a financial change in the market conditions that would decrease the prices agreed to in this Agreement, (ii) a laying down of rigs (unless caused by another Force Majeure Event), (iii) a downturn in the price of oil or natural gas, (iv) the inability of Company to obtain materials, equipment, water or other items necessary for Contractor to perform hydraulic fracturing services (unless caused by another Force Majeure Event); or (v) economic infeasibility or market conditions.  If a party is rendered unable, wholly or in part, by a Force Majeure Event to perform, that party shall give written notice detailing such Force Majeure Event to the other party as soon as possible, but no later than [***] hours after the commencement of such Force Majeure Event.

4.

Rate Revision. In the event that the cost of sand, chemicals and/or fuel vary by [***] or more from the costs of such items referenced in the Bid Proposal, Contractor may, subject to Company’s approval, revise the rates/payments hereunder to reflect the increase or decrease in such costs, provided that any such rate/payment adjustment shall occur no more than [***] per year and no earlier than [***] months from the Effective Date.

5.

Ingress, Egress, and Location.  Company hereby grants to Contractor the rights of ingress and egress with respect to the site at which the services hereunder are to be performed.  Should Contractor be denied free access to such site for any reason not within Contractor’s reasonable control, any time lost by Contractor as a result of such denial shall be paid for at a rate of $[***] per day.  Company agrees at all times to maintain the road and location in such a condition that will allow

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

free and safe access and movement to and from the site for heavy oilfield equipment tractors and trailers with limits of approximately [***] pounds gross vehicle weight. The actual cost of repairs to any transportation equipment furnished by Contractor or its personnel damaged as a result of improperly maintained access roads or location will be charged to Company. Company shall reimburse Contractor for all amounts reasonably expended by Contractor for repairs and/or reinforcement of roads, bridges and related or similar facilities (public and private) resulting from Company’s failure to comply with this paragraph.  Company can receive a credit of $[***] per stage for each stage in excess of the [***] stage minimum, up to an amount equal to [***]% of the total Ingress, Egress, and Location Payments made.

6.

Equipment Capacity. Contractor shall not be obligated to perform Services under conditions that exceed the maximum bpm ([***] bpm) or maximum psi conditions ([***] psi). In the event an operation would exceed the maximum bpm or psi conditions, Contractor shall be entitled to increased equipment charges.

7.	Bid Proposal. In the event of a conflict between this Agreement and the Bid Proposal, the terms and provisions of this Agreement shall control.

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

Exhibit A-1

Bid proposal

[see attached]

[***]

[***]

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

[***]

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

EXHIBIT B
REQUIRED LIMITS OF INSURANCE

Contractor:          Category:

    INSURANCE CLASSIFICATION AND LIMITS

Basic Required Minimum Insurance Coverage and limits
Required Coverage	Addl Insured	Waiver Subro	Category 1	Category 2	Category 3	Category 4
Worker's Compensation		X	Statutory [***]	Statutory [***]	Statutory [***]	Statutory [***]
Employer's Liability		X
Automobile Liability	X	X	[***]	[***]	[***]	[***]
General Liability (including Products & Completed Operations)	X	X	[***]	[***]	[***]	[***]
Excess/Umbrella Liability	X	X	-	-	[***]	[***]
Additional Required Coverage when used in Operations – Applicable to all Categories
Aircraft Liability - owned and/or non-owned - $[***]	X	X
Vessel Liability - owned and/or non-owned - $[***]	X	X

Sole Proprietors

Provide-either a certificate of non-coverage or certificate of election to be excluded from Workers' Compensation or a Certificate of Insurance for Workers' Compensation coverage evidencing the Sole Proprietor election.

NOTE: Certificates must state that insurance shall not be canceled without thirty (30) days prior written notice to Company.

Contractor shall require all subcontractors engaged in operations under this Agreement to comply with and maintain insurance of the types and in the minimum amounts required above for Contractor.

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

Category 1: Contractor Activities – Minimum limits as defined above

CarpentersNon-Hazardous Waste Haulers

Cleaning ServicesOther Construction

Delivery ServicesSurveyors

Landmen

Category 2: Contractor Activities – Minimum limits as defined above

Anchor TestingSaltwater Disposal Facilities

Chemical VendorsTubular Inspections

Gas MeasurementVacuum Trucks

Painting ContactorsWelding (other than processing or hot tap)

Roustabouts, MechanicsWater Well Site Contact Consultants

Safety Personnel*Activities not otherwise classified

Category 3: Contractor Activities – Minimum limits as defined above

Backhoe, Crane Operators, Excavation Services

Casing CrewsHot Oil/Steamer Services

Cement ServicesLogging (All types)

Contract PumpersSeismic Contractors

General ContractorsWelding (Process Welding)

Specialty Contractors (AEP, Foxboro Fisher Delta V, etc.)

Category 4: Contractor Activities - Minimum limits as defined above

Cased Hole Services, PerforatingLogging (All types)

Completion RigsPipeline Construction, Repairs

CompressionTrucking – Oil, Fuel, Hazardous Waste

Drilling ContractorsTrucking – Winch, Rig Moves, Heavy Equipment

Downhole Wireline/ ServicesWelding (Hot Traps)

Fracture, Stimulation, PumpingHazardous Waste Disposal Facilities

Hot Shot

[***]  Confidential information has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to this omitted information.

EXHIBIT C

CONTRACTOR’S CERTIFICATE OF INSURANCE

[***]